UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 9, 2007
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	42-1556195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

(716) 625-7500
(Registrant’s telephone number)
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Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                      Entry Into or Termination of a Material Definitive Agreement

On September 10, 2007, First Niagara Financial Group, Inc. (“First Niagara”) and Great Lakes Bancorp (“Great Lakes”), the holding company for Greater Buffalo Savings Bank, jointly announced that they had entered into a definitive Merger Agreement under which Great Lakes will merge into First Niagara in a transaction valued at approximately $153 million.

Under the terms of the Agreement, stockholders of Great Lakes may elect to receive $14.00 in cash, or .993 shares of First Niagara stock, for each share of common stock they own, provided that, in the aggregate, no more than 50% of the Great Lakes shares may be exchanged for First Niagara stock.  It is expected that the acquisition will be completed in the first quarter of 2008.

A copy of the press release is included as exhibit 99.1 to this report.

A copy of the merger agreement is included as exhibit 99.2 to this report.

A copy of the newspaper advertisement is included as exhibit 99.3 to this report.

Item 9.01                      Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 10, 2007
99.2	Merger agreement dated September 9, 2007
99.3	Newspaper advertisement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: September 10, 2007	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)